As filed with the Securities and Exchange Commission on June 26, 2024

Registration No. 333-121830

Registration No. 333-161971

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121830

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161971

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOMINO’S PIZZA, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(Address of principal executive offices)

Domino’s Pizza 401(k) Savings Plan

(Full title of the Plans)

Russell J. Weiner

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

(Name, address and telephone number of Agent for Service)

With copies to:

Craig E. Marcus, Esq.	Kevin S. Morris, Esq.
Ropes & Gray LLP	Domino’s Pizza, Inc.
Prudential Tower, 800 Boylston Street	Executive Vice President, General Counsel & Corporate Secretary
Boston, Massachusetts 02199	30 Frank Lloyd Wright Drive
(617) 951-7000	Ann Arbor, Michigan 48105
(734) 930-3030

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Domino’s Pizza, Inc., a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each a “Registration Statement” and, collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”).

•

Registration Statement on Form S-8 (No. 333-121830) filed with the Commission on January 4, 2005, pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s 401(k) Savings Plan.

•

Registration Statement on Form S-8 (No. 333-161971) filed with the Commission on September 17, 2009, pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s 401(k) Savings Plan.

The offerings pursuant to these Registration Statements have terminated and the purpose of these Post-Effective Amendments is to deregister all remaining securities available for issuance under the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on June 26, 2024.

DOMINO’S PIZZA, INC.

By:	/s/ Russell J. Weiner
Name: Russell J. Weiner
Title: Chief Executive Officer and Director

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.